Execution Version

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                          RIVIERA HOLDINGS CORPORATION



                              SERIES A AND SERIES B
                        10% FIRST MORTGAGE NOTES DUE 2004
                                -----------------





                                   INDENTURE




                          Dated as of August 13, 1997




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                  Norwest Bank Minnesota, National Association

                               -----------------



                                    Trustee






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                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                    Indenture Section

310 (a)(1) ...............................................                  7.10
    (a)(2) ...............................................                  7.10
    (a)(3) ...............................................                  N.A.
    (a)(4) ...............................................                  N.A.
    (a)(5) ...............................................                  7.10
    (b) ..................................................                  7.10
    (c) ..................................................                  N.A.
311 (a) ..................................................                  7.11
    (b) ..................................................                  7.11
    (c) ..................................................                  N.A.
312 (a) ..................................................                  2.05
    (b) ..................................................                 12.03
    (c) ..................................................                 12.03
313 (a) ..................................................                  7.06
    (b)(1) ...............................................                 10.03
    (b)(2) ...............................................                  7.07
    (c) ..................................................            7:06;12.02
    (d) ..................................................                  7.06
314 (a) ..................................................            4:03;12.02
    (b) ..................................................                 10.02
    (c)(1) ...............................................                 12.04
    (c)(2) ...............................................                 12.04
    (c)(3) ...............................................                  N.A.
    (d) ..................................................   10:03; 10:04; 10.05
    (e) ..................................................                 12.05
    (f) ..................................................                  N.A.
315 (a) ..................................................                  7.01
    (b) ..................................................            7:05;12.02
    (c) ..................................................                  7.01
    (d) ..................................................                  7.01
    (e) ..................................................                  6.11
316 (a)(last sentence) ...................................                  2.09
    (a)(1)(A) ............................................                  6.05
    (a)(1)(B) ............................................                  6.04
    (a)(2) ...............................................                  N.A.
    (b) ..................................................                  6.07
    (c) ..................................................                  2.12
317 (a)(1) ...............................................                  6.08
    (a)(2) ...............................................                  6.09
    (b) ..................................................                  2.04
318 (a) ..................................................                 12.01
    (b) ..................................................                  N.A.
    (c) ..................................................                 12.01
 N.A. means not applicable.

         *This Cross-Reference Table is not part of the Indenture.


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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE..........................1

         Section 1.01. Definitions............................................1
         Section 1.02. Other Definitions.....................................15
         Section 1.03. Incorporation by Reference of Trust Indenture Act.....15
         Section 1.04. Rules of Construction.................................16

ARTICLE 2 THE NOTES..........................................................16

         Section 2.01. Form and Dating.......................................16
         Section 2.02. Execution and Authentication..........................17
         Section 2.03. Registrar and Paying Agent............................17
         Section 2.04. Paying Agent to Hold Money in Trust...................18
         Section 2.05. Holder Lists..........................................18
         Section 2.06. Transfer and Exchange.................................18
         Section 2.07. Replacement Notes.....................................24
         Section 2.08. Outstanding Notes.....................................24
         Section 2.09. Treasury Notes........................................24
         Section 2.10. Temporary Notes.......................................25
         Section 2.11. Cancellation..........................................25
         Section 2.12. Defaulted Interest....................................25
         Section 2.13. CUSIP Number..........................................25
         Section 2.14. Exchange Registration.................................25

ARTICLE 3 REDEMPTION AND PREPAYMENT..........................................26

         Section 3.01. Notices to Trustee....................................26
         Section 3.02. Selection of Notes to Be Redeemed.....................26
         Section 3.03. Notice of Redemption..................................26
         Section 3.04. Effect of Notice of Redemption........................27
         Section 3.05. Deposit of Redemption Price...........................27
         Section 3.06. Notes Redeemed in Part................................27
         Section 3.07. Optional Redemption...................................28
         Section 3.08. Redemption Pursuant to Gaming Law.....................28
         Section 3.09. Mandatory Redemption..................................29
         Section 3.10. Other Mandatory Offer to Purchase.....................29

ARTICLE 4 COVENANTS......................................................... 31

         Section 4.01. Payment of Notes......................................31
         Section 4.02. Maintenance of Office or Agency.......................31
         Section 4.03. Reports...............................................31
         Section 4.04. Compliance Certificate................................32
         Section 4.05. Taxes.................................................32
         Section 4.06. Stay, Extension and Usury Laws........................33

         Section 4.07. Restricted Payments...................................33
         Section 4.08. Dividend and Other Payment Restrictions
         Affecting Subsidiaries..............................................35
         Section 4.09. Conversion of Black Hawk Operating Company to a
         Restricted Subsidiary...............................................36
         Section 4.10. Incurrence of Indebtedness and Issuance of
         Preferred Stock.....................................................36
         Section 4.11. Asset Sales...........................................38
         Section 4.12. Transactions with Affiliates..........................39
         Section 4.13. Liens.................................................40
         Section 4.14. Business Activities...................................40
         Section 4.15. Corporate Existence...................................40
         Section 4.16. Offer to Repurchase Upon Change of Control............40
         Section 4.17. Use of Proceeds.......................................41
         Section 4.18. Additional Subsidiary Guarantees......................41
         Section 4.19. Collateral Documents..................................42
         Section 4.20. Maintenance of Insurance..............................42
         Section 4.21. Limitation on Status as Investment Company............42
         Section 4.22. Further Assurances....................................42
         Section 4.23. Dissolution of Subsidiaries...........................43

ARTICLE 5 SUCCESSORS.........................................................43

         Section 5.01. Merger, Consolidation, or Sale of Assets..............43
         Section 5.02. Successor Corporation Substituted.....................43

ARTICLE 6 DEFAULTS AND REMEDIES..............................................44

         Section 6.01. Events of Default.....................................44
         Section 6.02. Acceleration..........................................45
         Section 6.03. Other Remedies........................................46
         Section 6.04. Waiver of Past Defaults...............................46
         Section 6.05. Control by Majority...................................47
         Section 6.06. Limitation on Suits...................................47
         Section 6.07. Rights of Holders of Notes to Receive Payment.........47
         Section 6.08. Collection Suit by Trustee............................47
         Section 6.09. Trustee May File Proofs of Claim......................48
         Section 6.10. Priorities............................................48
         Section 6.11. Undertaking for Costs.................................48
         Section 6.12. Management of Casinos.................................48

ARTICLE 7 TRUSTEE........................................................... 49

         Section 7.01. Duties of Trustee.....................................49
         Section 7.02. Rights of Trustee.....................................50
         Section 7.03. Individual Rights of Trustee..........................50
         Section 7.04. Trustee's Disclaimer..................................50
         Section 7.05. Notice of Defaults....................................51
         Section 7.06. Reports by Trustee to Holders of the Notes............51
         Section 7.07. Compensation and Indemnity............................52
         Section 7.08. Replacement of Trustee................................53
         Section 7.09. Successor Trustee by Merger, etc......................54

         Section 7.10. Eligibility; Disqualification.........................54
         Section 7.11. Preferential Collection of Claims Against Company.....54

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE...........................54

         Section 8.01. Option to Effect Legal Defeasance or Covenant
         Defeasance..........................................................54
         Section 8.02. Legal Defeasance and Discharge........................54
         Section 8.03. Covenant Defeasance...................................55
         Section 8.04. Conditions to Legal or Covenant Defeasance............55
         Section 8.05. Deposited Money and Government Securities to be Held
         in Trust; Other Miscellaneous Provisions............................56
         Section 8.06. Repayment to Company..................................57
         Section 8.07. Reinstatement.........................................57

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER...................................57

         Section 9.01. Without Consent of Holders of Notes...................57
         Section 9.02. With Consent of Holders of Notes......................58
         Section 9.03. Compliance with Trust Indenture Act...................59
         Section 9.04. Revocation and Effect of Consents.....................59
         Section 9.05. Notation on or Exchange of Notes......................59
         Section 9.06. Trustee to Sign Amendments, etc.......................60

ARTICLE 10 COLLATERAL AND SECURITY...........................................60

         Section 10.01. Collateral Documents.................................60
         Section 10.02. Recording and Opinions...............................61
         Section 10.03. Release of Collateral................................62
         Section 10.04. Certificates of the Company..........................62
         Section 10.05. Certificates of the Trustee..........................63
         Section 10.06. Authorization of Actions to Be Taken by the Trustee
         Under the Collateral Documents......................................63
         Section 10.07. Authorization of Receipt of Funds by the Trustee
         Under the Collateral Documents......................................63
         Section 10.08. Termination of Security Interest.....................64
         Section. 10.09. Cooperation of Trustee..............................64
         Section. 10.10. Collateral Agent....................................64

ARTICLE 11 SUBSIDIARY GUARANTEES.............................................64

         Section 11.01. Subsidiary Guarantees................................64
         Section 11.02. Execution and Delivery of Subsidiary Guarantees......66
         Section 11.03. Limitation of Guarantors' Liability..................66
         Section 11.04. Merger or Consolidation of Guarantors................67
         Section 11.05. Releases of Subsidiary Guarantees....................67
         Section 11.06. "Trustee" To Include Paying Agent....................68

ARTICLE 12 MISCELLANEOUS.....................................................68

         Section 12.01. Trust Indenture Act Controls.........................68

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         Section 12.02. Notices..............................................68
         Section 12.03. Communication by Holders of Notes with Other
                        Holders of Notes.....................................69
         Section 12.04. Certificate and Opinion as to Conditions Precedent...69
         Section 12.05. Statements Required in Certificate or Opinion........69
         Section 12.06. Rules by Trustee and Agents..........................70
         Section 12.07. No Personal Liability of Directors, Officers,
                        Employees and Stockholders...........................70
         Section 12.08. Governing Law........................................70
         Section 12.09. No Adverse Interpretation of Other Agreements........70
         Section 12.10. Successors...........................................70
         Section 12.11. Severability.........................................70
         Section 12.12. Counterpart Originals................................70
         Section 12.13. Acts of Holders......................................71
         Section 12.14. Legal Holidays.......................................72
         Section 12.15. Qualification of Indenture...........................72
         Section 12.16. Table of Contents, Headings, etc.....................72


                                    EXHIBITS

         Exhibit A           FORM OF NOTE
         Exhibit B           FORM OF SUBSIDIARY GUARANTEE
         Exhibit C           CERTIFICATE OF TRANSFEROR




                                       iv



1   This paragraph should be included only if the Note is issued in global form.

2 This paragraph should be included only if the Note is a Transfer Restricted Security.

3   This should only be included if the Note is issued in global form.

         INDENTURE   dated  as  of  August  13,  1997  among  Riviera   Holdings
Corporation, a Nevada corporation (the "Company"), the Guarantors (as defined) and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined) of the Company's 10% Series A First Mortgage Notes due 2004 (the "Series A Notes") and the 10% Series B First Mortgage Notes due 2004 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition by the Company or a Restricted Subsidiary of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of assets (excluding capital assets) or rights in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.16 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.11 hereof), and (ii) the issuance of Equity Interests by the Company or any Restricted Subsidiary, or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (other than directors' qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,
(ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 hereof, (iv) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, and (v) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, will not be deemed to be Asset Sales. In addition, no sale or disposition of the Riviera Property (except a sale or disposition of the Six Acre Tracts) shall be a permitted Asset Sale.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Black Hawk Land" means that certain 71,000 square foot parcel of real property in Black Hawk, Colorado that may be purchased by the Company as described in the Offering Circular.

         "Black Hawk Operating Company" means any Subsidiary or Subsidiaries of the Company owning the Black Hawk Land or through which the Black Hawk Project is operated, but excluding any Restricted Subsidiary which acts as a holding company of any such Subsidiary or Subsidiaries.

         "Black Hawk Project" means the pending project to develop, construct, equip, open and operate a casino, substantially as described in the Offering Circular, which will be located on the Black Hawk Land.

         "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, provided that any deposit accounts with balances at all times less than $250,000 individually or $1,000,000 in the aggregate need not meet such capital, surplus or rating requirements, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within twelve months after the date of acquisition, and (vi) money market funds, substantially all the assets of which comprise securities of the types described in clauses (ii) through (v) above.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than any Controlling Person or its Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than any Controlling Person and its Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the outstanding Voting Stock of the Company (measured by voting power rather than number of shares) and a greater percentage of the outstanding Voting Stock of the Company than the percentage of such Voting Stock beneficially owned by the Controlling Person and its Related Parties, holding the largest such percentage, (iv) the first day prior to the Merger, if any, on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, or (v) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). Notwithstanding the foregoing clauses (i) through (v), neither the consummation of the Merger nor any acquisition of Elsinore by the Company (whether effected by way of merger, stock or asset purchase, or otherwise) will constitute an event of "Change of Control."

         "Collateral" means the Riviera Property and other collateral granted pursuant to the granting provisions (A) through (P) of the Deed of Trust, the Collateral (as defined in the Security Agreements), the Collateral (as defined in the Pledge Agreements), the Account (as defined in the Restricted Account Agreement) and all similar real or personal property of any Person that becomes a Restricted Subsidiary of the Company after the date hereof, except as otherwise provided in Sections 4.09 and 4.18, and excluding in all cases any Excluded Assets (as defined in any of the Collateral Documents).

         "Collateral Agent" means the party named as such under Section 10.10 hereof.

         "Collateral Documents" means the Deed of Trust, the Pledge Agreements, the Security Agreements and the Restricted Account Agreement, together with any documents creating security interests or Liens in Collateral which are executed after the date hereof pursuant to Section 4.18 hereof.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such

Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses, other than pre-opening expenses, that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense, other than preopening expenses, that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) all expenses relating to the defeasance and redemption of the Company's 11% First Mortgage Notes due 2002, including any redemption premium and the excess, if any, of interest expense over interest income earned from the amounts deposited in trust for the defeasance, to the extent such expenses were deducted in computing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the Company or one of its Subsidiaries.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Controlling Person" means Mr. Allen Paulson, Morgens Waterfall or the "Morgens Entities" referred to in the Offering Circular, Sun America Life Insurance Company, or Keyport Life Insurance Co.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Deed of Trust" means the Deed of Trust and Collateral Assignment of Rents, dated as of the date hereof, by the Company in favor of the Collateral Agent, as amended and supplemented from time to time.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 3 thereof.

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

         "Elsinore" means Elsinore Corporation, a Nevada corporation.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for the Series A Notes.

         "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral owned by the Company or any Restricted Subsidiary, any of the following:

(i) any loss, destruction or damage of such property or asset; (ii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iii) any settlement in lieu of clause (ii) above, in the case of clause (i), (ii) or (iii), whether in a single event or a series of related events, which results in Net Proceeds in excess of $500,000.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense, of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding amortization of debt issuance costs and issuance discounts in connection with the Offering and costs of extinguishing Indebtedness to be repaid with proceeds of the Offering, but including, without limitation, amortization of other debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person or its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as though they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded on a pro forma basis, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded on a pro forma basis, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Colorado Limited Gaming Control Commission and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

         "Gaming Equipment" means slot machines, gaming tables and other gaming devices, including, without limitation, gaming devices as defined in Nevada Revised Statutes Section 463.0155, and related equipment.

         "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which the Company, any of its Subsidiaries or any of the Guarantors is, or may at any time after the date of this Indenture, be subject.

         "Gaming License" means every material license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its Subsidiaries, including without limitation all such licenses granted under the Nevada Gaming Control Act, the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

         "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depository.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantors" means each of (i) ROC, RGM, RGMC and Riviera Gaming Management -- Elsinore, Inc. and (ii) any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person but excluding the Company's 11% First Mortgage Notes due 2002 and any guaranty by ROC of payment thereof. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity
Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Investments do not include amounts deposited in trust for employee benefit plans, and without limiting the generality of the foregoing, do not include amounts deposited by the Company in any "rabbi" trust for the benefit of executive officers or other employees of the Company. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07 hereof.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in Las Vegas, the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages owed, if any, by the Company to each Holder of Notes, pursuant to Section 5 of the Registration Rights Agreement.

         "Management Agreement" means an agreement providing for the management by the Company or any of its Restricted Subsidiaries of a Person engaged in Permitted Businesses, provided that the only cash consideration payable thereunder shall be payable to the Company or a Restricted Subsidiary.

         "Merger" means the acquisition of the Company by one or more entities controlled by Mr. Allen Paulson.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any net gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary or nonrecurring net gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring net gain or loss.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or Event of Loss or in respect of the initial issuance and sale of the Notes (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Event of Loss and insurance proceeds), net of the direct costs relating to such Asset Sale, Event of Loss or sale of Notes (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the Revolving Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets, or for liabilities retained by the Company or its Restricted Subsidiaries at the time of the Asset Sale, in each case established in accordance with GAAP.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise), or (c) constitutes the lender.

         "Obligations"   means  any  principal,   interest,   penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering of the Notes by the Company.

         "Offering Circular" means the Offering Circular dated August 8, 1997 pursuant to which the Offering was made.

         "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company or a Guarantor, as the case may be, by two Officers of the Company or a Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or a Guarantor, as the case may be, that meets the requirements set forth in Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements set forth in
Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, any Guarantor or the Trustee.

         "Permitted Black Hawk Debt" means third-party financing for the Black Hawk Project.

         "Permitted Businesses" means the lines of business engaged in by the Company and its Subsidiaries on the date of this Indenture, and all businesses related, complementary, or incidental thereto, including but not limited to gaming, lodging, entertainment and food and beverage service, retail store leasing and concessions, licensing products, services and trade names, and consulting with and managing third parties who are engaged in the foregoing and similar lines of businesses.

         "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11 hereof;
(e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations; (g) any Investment in the Black Hawk Project (or an alternative project as to which the Company is permitted to invest Net Proceeds of the Offering pursuant to Section 4.17) not to exceed $30.0 million; (h) any Investment in an entity formed for the purpose of developing the Six Acre Tracts not to exceed $5.0 million (plus the value of the underlying real property, if contributed to such entity); and (i) credit extensions to gaming customers.

         "Permitted Liens" means (i) Liens created or permitted by the Collateral Documents; (ii) Liens on Gaming Equipment, inventory and receivables securing Indebtedness that was permitted by the terms of this Indenture to be incurred; (iii) Liens in favor of the Company; (iv) Liens on property of a Person existing at the time such Person is merged into, consolidated with or acquired by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Company; (v) Liens on property (other than the Black Hawk Land) existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property acquired; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.10 hereof (and any refinancing thereof) covering only the assets acquired, constructed or improved with such Indebtedness; (viii) Liens existing on the date of this Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xi) Liens incurred in the ordinary course of business in respect of Hedging Obligations; (xii) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Restricted Subsidiaries is then in good faith diligently prosecuting an appeal or other proceedings for review, provided that the existence of such judgment, decree or order is not a Default or Event of Default under this Indenture and any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xiii) Liens securing the Permitted Black Hawk Debt in existence on the date, if any, on which Black Hawk Operating Company becomes a Restricted Subsidiary pursuant to Section 4.09 hereof; (xiv) carriers' liens, warehousemen's liens, repairmen's liens, vendors' liens, and similar encumbrances, rights or restrictions on personal property, not in existence on the date of this Indenture and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and not impairing in any material respect the value of the Collateral; (xv) leases, subleases, easements, licenses and rights of way not in existence on the date of this Indenture and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and not impairing in any material respect the value of the Collateral; (xvi) mechanics' liens incurred in the ordinary course of business, provided that the same are being contested in good faith by appropriate proceedings and (if required) bonded in an amount sufficient to cover the amount of any such lien; (xvii) Liens securing Permitted Refinancing Indebtedness in compliance with this Indenture with respect to secured
Indebtedness, provided that the Liens securing such Permitted Refinancing Indebtedness do not extend to any assets other than those that secured the Indebtedness refinanced; (xviii) with respect to any vessel included in the Collateral, certain maritime liens, including liens for crew's wages and salvage; and (xix) any extension, renewal, or replacement (or successive extensions, renewals or replacements) in whole or in part, of Liens described in clauses (i) through (xviii) above.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) except for revolving credit Indebtedness, such Permitted Refinancing Indebtedness has no mandatory obligation to pay principal on a date earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company, or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Pledge Agreements" mean the respective Stock Pledge and Security Agreements, dated as of the date hereof, by the Company and the Guarantors in favor of the Collateral Agent, as amended and supplemented from time to time.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

         "RGM" means Riviera Gaming Management, Inc., a Nevada corporation.

         "RGMC" means Riviera Gaming Management of Colorado, Inc., a Colorado corporation.

         "ROC" means Riviera Operating Corporation, a Nevada corporation.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 13, 1997, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Related Party" with respect to any Controlling Person means (a) any Affiliate, or spouse or immediate family member (in the case of an individual) of such Controlling Person, or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of which consist of such Controlling Person and/or such other Persons referred to in the immediately preceding clause
(a), or (c) any trustee, executor or receiver appointed to manage or administer the assets of a Controlling Person who is an individual following the death of such individual.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Account Agreement" means the Restricted Account Agreement, dated as of the date hereof, by the Company in favor of the Collateral Agent, as amended and supplemented from time to time.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Revolving Credit Facility" means the Revolving Line of Credit Loan Agreement, entered into on February 28, 1997 between the Company and the lender named therein, as the same may be further amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendments, modification, renewal, refunding, replacement or refinancing.

         "Riviera Property" means the real property owned by the Company and located at 2901 Las Vegas Boulevard South, Las Vegas, Nevada, and all additions thereto and improvements thereon, which are subject to the Lien created by the Deed of Trust.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreements" means the respective Security Agreements, dated as of the date hereof, by the Company and the Guarantors in favor of the Collateral Agent, as amended and supplemented from time to time.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Six Acre Tracts" shall have the meaning specified in the Deed of Trust.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), by any Guarantor pursuant to Section 11.01 hereof (including by virtue of Section 4.18 hereof).

         "TIA"  means  the  Trust   Indenture  Act  of  1939  (15   U.S.C.ss.ss.
77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation, except as permitted pursuant to clause (xv) of Section 4.10 hereof,
(x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.       Other Definitions.

                                                                   Defined in
                    Term                                            Section

                    "Accredited Investors".......................     2.01
                    "Affiliate Transaction"......................     4.12
                    "Asset Sale Offer"...........................     4.11
                    "Benefitted Party"...........................    11.01
                    "Change of Control Offer"....................     4.16
                    "Change of Control Payment"..................     4.16
                    "Change of Control Payment Date".............     4.16
                    "Covenant Defeasance"........................     8.03
                    "DTC"........................................     2.03
                    "Disqualified Holder"........................     3.08
                    "Excess Proceeds"............................     4.11
                    "incur"......................................     4.10
                    "Legal Defeasance"...........................     8.02
                    "Mandatory Offer"............................     3.10
                    "New Subsidiary".............................     4.18
                    "Note Custodian".............................     2.03
                    "Offer Amount"...............................     3.10
                    "Offer Period"...............................     3.10
                    "Paying Agent"...............................     2.03
                    "Payment Default"............................     6.01
                    "Purchase Date"..............................     3.10
                    "QIB"......................................       2.01
                    "Registrar"................................       2.03
                    "Restricted Payments"......................       4.07

Section 1.03.       Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes and the Subsidiary Guarantees;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes or any Subsidiary Guarantee, as the case may be.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.       Rules of Construction.

         Unless the context otherwise requires:

         (1)   a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)   "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5)   provisions apply to successive events and transactions; and

         (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                                   THE NOTES

Section 2.01.       Form and Dating.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Subsidiary Guarantees shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (a)   Global  Notes. Notes offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depository or its custodian at its New York office (or at an office of the Trustee, if authorized to have custody of the Global Notes), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Notes offered and sold within the United States to accredited investors as defined in Rule 501(a)(1), (2), (3), (4) or
(7) under the Securities Act who are not QIBs ("Accredited Investors") may be issued initially in the form of Global Notes as specified above, or may be issued initially in the form of Definitive Notes, registered in the name of the Accredited Investor or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Global Notes deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and
Section 2.02, authenticate and deliver the Global Note that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

         (c) Definitive Notes. Any Person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Definitive Notes substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

         (d) Global Notes Generally. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 3 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.       Execution and Authentication.

         An Officer of the Company shall sign the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. Section 2.03. Registrar and Paying Agent.

Section 2.03.       Registrar and Paying Agent

         The Company shall maintain an office or agency where (i) Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes. The Company shall register the Global Notes in the name of Cede & Co., as nominee of DTC. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes ("Note Custodian").

Section 2.04.       Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium or Liquidated Damages, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. At any time, the Company may require a Paying Agent to pay all money held by it to the Trustee. Upon payment of such monies over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.       Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company and the Guarantors shall otherwise comply with TIA ss. 312(a).

Section 2.06.       Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

             (i)   to register the transfer of the Definitive Notes; or

             (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

             (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

             (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                   (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or

                   (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or

                   (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

               (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit C hereto) to the effect that such Definitive Note is being transferred by such Holder to a QIB in accordance with Rule 144A; and

               (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such  Definitive  Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

               (i) Any Person having a beneficial interest in a Global Note may upon request to the Trustee exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                       (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit C hereto); or

                       (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto); or

                       (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

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

                (i) the Depository for the Global Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then, upon surrender by the Global Note Holder of its Global Note, the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver to each Person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Notes, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes exchanged for such Definitive Notes. Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.

         (g)   Legends.

                (i)    Except as permitted by the following  paragraphs (ii) and
                       (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE
                       PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN

                       THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
                       (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY
                       DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                       (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                       (B)    in the case of any  Transfer  Restricted  Security
                              represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                              Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C hereto).

                (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section
                       2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule
                       144A) of the Company.

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

         (i)    General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 3.08, 4.11, or 4.16 hereof).

                (iii) The Registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                (v)    The Company shall not be required:

                       (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
                             3.02 hereof and ending at the close of business on the day of selection; or

                       (B) to register the transfer or exchange of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                       (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any
                       Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section
                       2.02 hereof.

Section 2.07.       Replacement Notes.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.       Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company, a Subsidiary or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal  amount of any Note is  considered  paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.       Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, other obligor or any Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company, other obligor or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, the obligor or Affiliate of the Company until legal title to such Notes passes to the Company or Affiliate, as the case may be.

Section 2.10.       Temporary Notes.

         Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.       Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes as the Company directs. Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.       Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.       CUSIP Number.

         The Company in issuing the Notes may use a "CUSIP" number and if so the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

Section 2.14.       Exchange Registration.

         In the event that the Company delivers to the Trustee a copy of an order of effectiveness or a certification of the Company with respect to such effectiveness with respect to the Exchange Offer, the

Trustee shall, at the Company's expense, notify the Holders of the receipt of such order of effectiveness or certification and upon the request of any Holder shall exchange such Holder's Notes upon the terms set forth in the Exchange Offer.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.       Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof or is otherwise required to redeem Notes pursuant to any other provision of this Indenture, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such lesser period as may be acceptable to the Trustee), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.       Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.       Notice of Redemption.

         Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a)   the redemption date;

         (b)   the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d)   the name and address of the Paying Agent;

         (e) hat Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.       Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.       Deposit of Redemption Price.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent, respectively, by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof, to the person in whose name such Note was registered at the close of business on such record date.

Section 3.06.       Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.       Optional Redemption.

         (a) Except as set forth in clause (b) of this Section 3.07, the Notes will not be redeemable at the Company's option pursuant to this Section
3.07 prior to August 15, 2001. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

                    Year                                Percentage

                    2001..........................       105.000%

                    2002..........................       102.500%

                    2003 and thereafter...........       100.000%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.07, during the period commencing upon issuance of the Notes and ending on August 15, 2000, the Company may redeem up to one-third of the principal amount of Notes at a redemption price of 110.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date with the net cash proceeds of an offering of common stock of the Company; provided that at least $116.7 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided further that the call for such redemption shall occur within 30 days of the date of the closing of such offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.  Redemption Pursuant to Gaming Law.

         (a) Notwithstanding the foregoing or any other provisions of this Indenture, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable Gaming Law in order to maintain any or obtain any applied-for Gaming License or franchise of the Company or any of its Subsidiaries under any applicable Gaming Law, and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority or Gaming Law) or if such Holder or beneficial owner is not so licensed, qualified or found suitable by such Gaming Authority (a "Disqualified Holder"), the Company shall have the right, at its option, (i) to require such Disqualified Holder or beneficial owner to dispose of such Disqualified Holder's or beneficial owner's Notes within 30 days of notice of such finding by the applicable Gaming Authority that such Disqualified Holder or beneficial owner will not be licensed, qualified or found suitable as directed by such Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority or Gaming Law) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of 100% of the principal amount thereof or the price at which the Holder or beneficial owner acquired such Notes together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. Immediately upon a determination of unsuitability, the Disqualified Holder shall have no further rights whatsoever with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes. The Company is not required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of such application including investigatory costs. Such expenses will, therefore, be the obligation of such Holder or beneficial owner.

         (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof (except to the extent otherwise required by a Gaming Authority or Gaming Law).

Section 3.09.       Mandatory Redemption.

         Except as set forth under Sections 4.11 and 4.16 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.10.       Other Mandatory Offer to Purchase.

         In the event that, pursuant to Section 4.11 or 4.16 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (each such type of offer, a "Mandatory Offer"), it shall follow the procedures specified below.

         The Mandatory Offer shall remain open for a period of at least 20 Business Days following its commencement until a termination date specified by the Company (the "Offer Period"). Following the expiration of the Offer Period, on a date not more than 60 days after commencement of the Mandatory Offer (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 or 4.16 hereof, as the case may be (the "Offer Amount"), or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Mandatory Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Mandatory Offer.

         Upon the commencement of a Mandatory Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Mandatory Offer. The Mandatory Offer shall be made to all Holders. The notice, which shall govern the terms of the Mandatory Offer, shall state:

         (a)   that the  Mandatory  Offer is being made  pursuant to this
Section 3.10 and Section 4.11 or 4.16 hereof and the length of time the Mandatory Offer shall remain open;

         (b)   the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Mandatory Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to any Mandatory Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (f) that Holders shall be entitled to withdraw their election if the Company, the depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Mandatory Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Mandatory Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Notwithstanding any other provision of this Indenture, any Change of Control Offer or Asset Sale Offer will be conducted in compliance with applicable regulations under the federal securities laws, including Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent that such laws and regulations are applicable.

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

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.       Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 4.02.       Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York (or at such other location where the Trustee maintains an office), an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.       Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms that describe the financial condition and results of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

         (b) For so long as any Notes remain outstanding, the Company and Guarantors shall furnish to the Trustee and all Holders and prospective investors designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.       Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each obligor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Collateral Document (or, if a Default or Event of Default (as defined) shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium or Liquidated Damages, if any, or interest, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or such obligor is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c)   The   Company  shall,   so  long  as  any  of  the  Notes  are
outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.       Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

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

Section 4.06.       Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.       Restricted Payments.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than payments, dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payments, dividends or distributions payable to the Company or any Restricted Subsidiary);
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except for payment of interest when due or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto (in the case of a Restricted Investment, as if such Restricted Investment had been made at the beginning of the applicable four-quarter period), have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii) through (xi) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income for such period.

         The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, or (ii) the redemption, repurchase, retirement or other acquisition of any subordinated Indebtedness of the Company or a Restricted Subsidiary or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the
redemption,   repurchase,   retirement,   defeasance  or  other  acquisition  of
subordinated Indebtedness of the Company or a Restricted Subsidiary or Disqualified Stock of the Company, in either case in exchange for or with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or from the issuance of Disqualified Stock; (iv) the redemption, repurchase, retirement, defeasance or other acquisition, substantially concurrently with the consummation of the Offering, of subordinated Indebtedness of the Company or a Restricted Subsidiary with Net Proceeds of the Offering; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee of the Company (or any of its Restricted Subsidiaries); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests under this clause (v) will not exceed $1.0 million in any calendar year, provided further that commencing the second full calendar year following the date of this Indenture, the aggregate price that may be so paid shall be increased by any amount of such $1.0 million that was not used for the repurchase of Equity Interests in the immediately preceding calendar year; (vi) loans or advances to employees of the Company or its Restricted Subsidiaries; provided that all such loans and advances will not exceed $1.0 million in any twelve-month period; (vii) payment of dividends on preferred stock of the Company that was permitted to be issued pursuant to this Indenture; (viii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's management, in connection with the Merger and provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests under this clause (viii) will not exceed $6.0 million; (ix) Restricted Investments in an aggregate amount, taken together since the date of this Indenture, of not more than $10,000,000 (it being understood that if any Restricted Investment acquired with a Restricted Payment after the date of original issuance of the Notes pursuant to this clause (ix) is sold, transferred or otherwise conveyed to any person other than the Company or a Restricted Subsidiary, the portion of the net cash proceeds or fair market value of securities or properties paid to the Company and its Restricted Subsidiaries in connection with such sale, transfer or conveyance that relates or corresponds to the repayment or return of the original cost of such a Restricted Investment will replenish or increase the amount of Restricted Investments permitted to be made pursuant to this clause
(ix), so that up to $10,000,000 of Restricted Investments may be outstanding under this clause (ix) at any given time); (x) following the Merger, distributions, loans or payments from the Company or its Restricted Subsidiaries to the Company's direct parent corporation pursuant to intercompany Indebtedness, intercompany tax sharing agreements (so long as the distributions, loans or payments thereunder by the Company and its Subsidiaries shall not exceed the amount of taxes the Company would be required to pay if it were the filing person for all applicable taxes, and other intercompany payments for the purpose of enabling the parent corporation to perform accounting, legal, corporate reporting and administrative functions (including, without limitation, amounts necessary to pay fees and expenses in connection with the Merger); and
(xi) additional Restricted Payments in an aggregate amount, taken together since the date of this Indenture, of not more than $5,000,000; provided that with respect to the actions described in clauses (i), (v), (vii), (viii), (ix) and
(xi), no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence of such actions.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by ROC or RGM be transferred to or held by an Unrestricted Subsidiary, and provided, further that following any conversion of Black Hawk Operating Company to a Restricted Subsidiary pursuant to Section 4.09 hereof, in no event shall the Black Hawk Project or related business thereafter operated by Black Hawk Operating Company be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08.       Dividend and Other Payment Restrictions Affecting
                    Subsidiaries.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) this Indenture and the Notes,
(b) Indebtedness outstanding upon the acquisition of a Subsidiary, or upon the conversion of Black Hawk Operating Company to a Restricted Subsidiary pursuant to the provisions of Section 4.09 hereof, provided, that such Indebtedness was not incurred in connection with, or in contemplation of, such acquisition or conversion, and such encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than the new Restricted Subsidiary, (c) a Permitted Lien, solely to the extent that such Lien limits the sale, disposition or transfer of the property which is the subject thereof,

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

(d) applicable law, (e) by reason of customary non-assignment, subletting and net worth provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09. Conversion of Black Hawk Operating Company to a Restricted Subsidiary.

         Immediately upon release of any quarterly financial statements required by Section 4.03 during any period in which Black Hawk Operating Company is an Unrestricted Subsidiary, the Company shall cause its accountants to calculate, for the four full fiscal quarters most recently ended, (i) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries and (ii) the pro forma Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries as though Black Hawk Operating Company were a Restricted Subsidiary. The Company shall deliver to the Trustee an Officers' Certificate setting forth such calculations. If the pro forma Fixed Charge Coverage Ratio described in clause
(ii) of the second preceding sentence is greater than the Fixed Charge Coverage Ratio described in clause (i) of the second preceding sentence, provided that no Default or Event of Default shall have occurred and be continuing and provided that a Default or Event of Default would not thereby be created, Black Hawk Operating Company (i) automatically will become and remain a Restricted Subsidiary, and (ii) shall execute a Subsidiary Guarantee and such Collateral Documents as are necessary to create and convey to the Trustee or other Collateral Agent, for the benefit of the Holders, a perfected first-priority Lien on all the Black Hawk Land and other Collateral (subject to Permitted Liens) held by such Restricted Subsidiary; provided, that no such Subsidiary Guarantee shall be executed, and no such Lien shall be created or conveyed with respect to the Black Hawk Land or other real or personal property owned by Black Hawk Operating Company, if the execution, creation or conveyance thereof would violate or conflict with any law or the provisions of any Permitted Black Hawk Debt outstanding at the time of such conversion. Notwithstanding the foregoing, if the execution, creation or conveyance thereof would satisfy the conditions in the preceding sentence but for any filing with or approval of any Gaming Authority or other regulatory entity, the Company shall use, and shall cause Black Hawk Operating Company to use, its best efforts to make all such required filings and obtain all such required approvals in order to permit such execution, creation and conveyance.

Section 4.10.       Incurrence of Indebtedness and Issuance of Preferred Stock.

         Following the issuance of the Notes and Subsidiary Guarantees, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of preferred stock, provided, however, that the Company or its subsidiaries may incur Indebtedness (including Acquired Debt), and the Company may issue shares of Disqualified Stock if (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such stock is issued would have been at least equal to 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) except with

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

respect to revolving credit Indebtedness, the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes.

         The provisions of the first paragraph of this Section 4.10 will not apply to the incurrence of any of the following items of Indebtedness, so long as after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof (collectively, "Permitted Debt"):

             (i) the incurrence of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) under the Revolving Credit Facility; provided that the aggregate principal amount outstanding under the Revolving Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $20.0 million;

             (ii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including slot machines and other gaming equipment) used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

             (iii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be incurred or was existing on the date of this Indenture;

             (iv) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

             (v) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.10;

             (vi) the incurrence of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause
    (vi), not to exceed $10.0 million;

             (vii) the incurrence by the Company of additional Indebtedness that is subordinated to the Notes pursuant to customary subordination provisions, that has no mandatory obligation to pay principal on a date earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Notes, and that is in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (vii), not to exceed $10.0 million;

             (viii) the incurrence by Black Hawk Operating Company of Permitted Black Hawk Debt;

             (ix) the incurrence by the Company's Unrestricted Subsidiaries (other than Black Hawk Operating Company) of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and provided, further, that any Permitted Black Hawk Debt outstanding at the time, if at all, that Black Hawk Operating Company becomes a Restricted Subsidiary pursuant to the provisions of Section 4.09 hereof shall not be deemed at such time to constitute an incurrence of Indebtedness for purposes of this Section 4.10 so long as such Indebtedness is taken into account in the calculation of the Fixed Charge Coverage Ratio of the Company as described in Section 4.09 hereof;

             (x) reimbursement obligations with respect to letters of credit issued in the ordinary course of business, indemnifications, adjustments of purchase prices, performance bonds, appeal bonds, surety bonds, workers' compensation obligations, insurance obligations or bonds, completion guaranties and other similar bonds or obligations incurred in the ordinary course of business;

             (xi) Indebtedness owed by (i) a Restricted Subsidiary to the Company or to another Restricted Subsidiary or (ii) the Company to a Restricted Subsidiary;

             (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

             (xiii) Indebtedness representing the balance deferred and unpaid of the purchase price of any property or services used in the ordinary course of the business of the Company and its Restricted Subsidiaries that would constitute ordinarily a trade payable to trade creditors;

             (xiv) a bond or surety obligation posted in order to prevent the loss or material impairment of a Gaming License or as otherwise required by an order of any Gaming Authority, in each case to the extent required by applicable law and consistent in character and amount with customary industry practice; and

             (xv) guarantees, "keep well" provisions or other evidences of credit support by the Company or its Restricted Subsidiaries of Permitted Black Hawk Debt, provided that the terms of such guarantees or other instruments shall not require or permit payments thereunder by the Company or its Restricted Subsidiaries in an amount greater than $5.0 million in any twelve-month period.

         For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.10, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.10 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.10.

Section 4.11.       Asset Sales.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee thereof) that are assumed by the transferee of any such assets and (y) any securities, notes or other Obligations received by the Company or any such Restricted Subsidiary from such transferee that, within 30 days of such receipt, are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), will be deemed to be cash for purposes of this provision.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale or Event of Loss, the Company may apply such Net Proceeds to the acquisition  of an  interest  in  another  business,  the  making  of a  capital expenditure, cost of construction or real property improvements or the acquisition of other assets, in each case, in the same line of business as the Permitted Businesses. Any Net Proceeds received from the sale of assets that do not constitute Collateral may be applied also to the repayment of any senior debt secured by such assets. Pending the final application of any such Net Proceeds, the Company may temporarily reduce the Revolving Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first two sentences of this paragraph will be deemed to constitute "Excess Proceeds." Within fifteen days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to commence an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase, in accordance with the procedures set forth in Section 3.10 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

Section 4.12.       Transactions with Affiliates.

         The  Company  shall not,  and shall not  permit  any of its  Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any  Affiliate  Transaction  or series of related  Affiliate
Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million (except with respect to any Management Agreement, in which case the following requirement will not apply), an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an

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

accounting, appraisal or investment banking firm of national standing; provided that (u) purchases of goods and services in the ordinary course of business, (v) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (w) registration rights agreements, existing on the date of this Indenture, (x) transactions between or among the Company and/or its Restricted Subsidiaries, (y) Restricted Payments that are permitted by the provisions of this Indenture described in Section 4.07 hereof, and (z) reasonable fees and compensation (including, without limitation, bonuses, retirement plans and securities, stock options and stock ownership plans) paid or issued to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business, in each case, shall not be deemed Affiliate Transactions.

Section 4.13.       Liens.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens. So long as Black Hawk Operating Company is an Unrestricted Subsidiary, Black Hawk Operating Company may create, incur, assume or suffer to exist (i) Liens (in addition to Permitted Liens) on the Black Hawk Land only in respect of Permitted Black Hawk Debt and (ii) Liens upon any other assets without restriction.

Section 4.14.       Business Activities.

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.15.       Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes. If any Subsidiary that is a Guarantor is dissolved pursuant to this Section 4.15, any Collateral owned by such Guarantor shall be distributed to the Company or another Guarantor. Upon such dissolution, its Subsidiary Guarantee will be released, and any Collateral owned by such Guarantor prior to its dissolution shall become subject to the Collateral Documents executed by the Company or such other Guarantor that acquires such Collateral.

Section 4.16.       Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in

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

cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by Section 3.10 hereof and described in such notice.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.17.       Use of Proceeds.

         The Company and its Subsidiaries will apply the Net Proceeds from the Offering in accordance with the provisions set forth in the Offering Circular under "Use of Proceeds."

Section 4.18.       Additional Subsidiary Guarantees.

         If the Company or any of its Restricted Subsidiaries acquire or create another Subsidiary after the date of this Indenture, then such newly acquired or created Subsidiary shall execute a supplemental indenture setting forth its Subsidiary Guarantee, together with such Collateral Documents as are necessary to create and convey to the Trustee or other Collateral Agent, for the Benefit of the Holders, a perfected first-priority Lien on all Collateral (subject to Permitted Liens) held by such Subsidiary, provided such Subsidiary shall have first obtained all approvals required, if any, by Gaming Authorities to execute the supplemental indenture and such Collateral Documents, and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, except in either case for all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Upon any conversion of (i) Black Hawk Operating Company from an Unrestricted Subsidiary to a Restricted Subsidiary pursuant to the provisions of Section 4.09 hereof, or (ii) any other Unrestricted Subsidiary to a Restricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary," the newly-created Restricted Subsidiary also be subject to the requirements of the preceding sentence; provided, that no such Subsidiary Guarantee shall be executed, and no such Lien shall be created or conveyed with respect to the Black Hawk Land or other real or personal property owned by Black Hawk Operating Company, if the execution, creation or conveyance thereof would violate or conflict with any law or the provisions of any Permitted Black Hawk Debt outstanding at the time of such conversion. In addition, if the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary (such Subsidiary, a "New Subsidiary") after the date of this Indenture, whether the New Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, the Company or such Restricted Subsidiary that is the owner of Capital Stock of the New Subsidiary shall execute a Pledge Agreement with respect to such Capital Stock, in substantially the same form as the Pledge Agreements executed as of the date of this Indenture, pledging to the Trustee or other Collateral Agent designated by the Trustee all of such Capital Stock owned by pledgor.

Section 4.19.       Collateral Documents.

         Neither the Company nor any of its Subsidiaries shall amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of the Collateral Documents, to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Trustee or the Holders of the Notes; provided, that:
(i) the Collateral may be released or modified as expressly provided in this Indenture and in the Collateral Documents; (ii) any Subsidiary Guarantee and pledges may be released as expressly provided in this Indenture and in the Collateral Documents; and (iii) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth in Article 9 hereof.

Section 4.20.       Maintenance of Insurance.

         On the date of this Indenture and at all times until the Notes have been paid in full, the Company and the Guarantors shall, and shall cause their Restricted Subsidiaries to, have and maintain in effect insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty.

Section 4.21.       Limitation on Status as Investment Company.

         None of the Company or any of the Guarantors shall become subject to registration as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

Section 4.22.       Further Assurances.

         The Company shall (and shall cause each of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

Section 4.23.       Dissolution of Subsidiaries.

         Not later than 120 days following the initial issuance of the Notes, the Company shall cause Riviera Gaming Management - Three, Inc., Riviera Splash, Inc. and Riviera Gaming Management - Treasure Bay, Inc. to be dissolved or merged into the Company or any Guarantor.

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01.       Merger, Consolidation, or Sale of Assets.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of
Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.10 hereof; and (v) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided, that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction. The foregoing provision will not prohibit the Merger.

Section 5.02.       Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.       Events of Default.

         An "Event of Default" occurs if:

         (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days;

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Company  fails to comply with any of the  provisions of Section
4.16 or 5.01 hereof;

         (d) the Company or any Guarantor breaches in any material respect any representation or warranty set forth in this Indenture, the Notes, the
Subsidiary Guarantees or the Collateral Documents, or defaults in the performance of any covenant set forth in this Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents, and in either case, such breach or default continues for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

         (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5 million;

         (g) the Company or any Guarantor repudiates its respective Obligations under any of the Collateral Documents, or any of the Collateral Documents is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect;

         (h) the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

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

               (i)    commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (iv)   makes  a  general   assignment  for  the  benefit  of  its
                      creditors, or

               (v)    generally is not paying its debts as they become due; or

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (iii)  orders  the  liquidation  of  the  Company  or  any of its
                      Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

         (j) any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Subsidiary Guarantee; or

         (k)  any  Gaming  License  of the  Company  or  any  of its  Restricted
Subsidiaries is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 90 days of the casino business of any casino-hotel owned, leased or operated directly or indirectly by the Company or any of its Restricted
Subsidiaries (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders).

Section 6.02.       Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section
6.01  hereof  occurs  with  respect  to the  Company,  any  of  its  Significant
Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a

Significant  Subsidiary,   all  outstanding  Notes  shall  be  due  and  payable
immediately without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount):

               Year                               Percentage

               1997...................              110.0%

               1998...................              110.0%

               1999...................              110.0%

               2000...................              107.5%

Section 6.03.       Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.       Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.       Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.       Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Subsidiary Guarantees only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of, or to obtain a preference or priority over, another Holder of a Note.

Section 6.07.       Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.       Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.       Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any other obligor or their respective creditors or property. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.       Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third: to the Company or any obligors on the Notes, as their interests may appear or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes.

Section 6.11.       Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12.       Management of Casinos.

         Notwithstanding any provision of this Article 6 to the contrary, and subject to all applicable Gaming Laws, following an Event of Default that permits the taking of possession of any casino that constitutes Collateral by the Trustee or Collateral Agent or the appointment of a receiver of either such Collateral or any part thereof, or after such taking of possession or such appointment, the Trustee, Collateral Agent or any such receiver shall be authorized, in addition to the rights and powers of the Trustee, Collateral Agent and such receiver set forth elsewhere in this Indenture and the Collateral Documents, to retain one or more experienced operators of casinos to manage such casino on behalf of the Holders of Notes; provided, however, that any such operator shall have all necessary legal qualifications, including all Gaming Licenses to manage such casino.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.       Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or Obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
                           (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust pursuant to Section 8.04(a), which money will be so segregated.

Section 7.02.       Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officers' Certificate or an Opinion of Counsel (in either case complying with Section 12.04) or both, as the Trustee may require. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.       Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes, make loans to, accept deposits from, perform services and otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.              Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.              Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.       Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

         (c) At the expense of the Company, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record holders of the Notes to any Gaming Authority when requested to do so by the Company.

         (d) At the express direction of the Company and at the Company's expense, the Trustee shall provide any Gaming Authority with:

                   (i)  copies  of  all  notices,   reports  and  other  written
         communications which the Trustee gives to Holders;

                   (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

                   (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

                   (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

                   (v) notice of any transfer or assignment of rights under this Indenture or the Subsidiary Guarantees known to the Trustee within five Business Days thereof; and

                   (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

         (e) To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

Section 7.07.       Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except to the extent attributable to the Trustee's negligence, willful misconduct or bad faith.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee shall have the right to employ separate counsel in any such claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the Trustee and the Company, and the Trustee shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Trustee). The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment Obligations to the Trustee under this Section, the Trustee shall, until such Obligations are paid, have a Lien prior to the Notes on the Collateral and on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.       Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section and only upon any requisite approval from all Gaming Authorities.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company unless the Trustee declines to do so, or, if the Trustee's relationship with either the Company or the Guarantors may, in the Company's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A  successor  Trustee  shall  deliver  a  written   acceptance  of  its
appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's Obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.       Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided such corporation is otherwise eligible and qualified under this Article 7.

Section 7.10.       Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This   Indenture   shall  always  have  a  Trustee  who  satisfies  the
requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11.       Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.       Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. Upon either Legal Defeasance or Covenant Defeasance, the security interests in Collateral shall be terminated pursuant to Section 10.08.

Section 8.02.       Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (ii) below, and to have satisfied all its other Obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's Obligations with respect to the Notes under Article 2 and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's Obligations in connection therewith and (iv) the provisions of this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.       Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its Obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15 and 4.16 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(g) hereof shall not constitute Events of Default.

Section 8.04.       Conditions to Legal or Covenant Defeasance.

         The  following  shall be the  conditions to the  application  of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

         (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that, subject to certain factual assumptions and to Bankruptcy Law, insolvency and similar exceptions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes or results from any action or inaction of the Trustee that is not consistent with the Trustee's obligations under this Indenture.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.       Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.       Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent, or shall be entitled to receive a refund of money so held in an amount equal to such payment of principal, premium or interest made by the Company following such reinstatement.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.       Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's Obligations to the Holders of the Notes in the case of a merger, consolidation or sale of assets pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

         (e) to release Collateral that is permitted to be released under this Indenture; or

         (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.       With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.10, 4.11 and 4.16 hereof), the Notes, the Subsidiary Guarantees or the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or the Guarantors with any provision of this Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

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

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the timing of, and payment with respect to, redemption of the Notes except as provided above with respect to Sections 3.10, 4.11 and 4.16 hereof;

         (c) reduce the rate of, or change the time for payment of, interest on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.10, 4.11 or 4.16); or

         (h) make any change in the foregoing amendment and waiver provisions.

Section 9.03.       Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.       Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.       Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

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

Section 9.06.       Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                            COLLATERAL AND SECURITY

Section 10.01.      Collateral Documents.

         The due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured by the Collateral owned by the Company or the Guarantor executing such Collateral Documents, respectively, whether now owned or hereafter acquired as provided in the Collateral Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its Obligations and exercise its rights thereunder in accordance therewith. The Company and the Guarantors shall deliver to the Trustee copies of all documents delivered to the Collateral Agent (if the Collateral Agent is not also the Trustee) pursuant to the Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause the Guarantors to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company and Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

         So long as no Event of Default shall have occurred and be continuing, and subject to this Indenture and the terms of the Collateral Documents, the Company and its Restricted Subsidiaries will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them. Upon the occurrence and during the continuance of an Event of Default, and subject to the prior approval of Nevada Gaming Authorities, (a) all rights of the Company and its Restricted Subsidiaries to exercise such voting or other consensual rights will cease, and all such rights will become vested in the Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting and

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

other consensual rights and (b) all rights of the Company and its Restricted Subsidiaries to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Agent, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of the Collateral Documents. All funds distributed under the Collateral Documents and received by the Collateral Agent for the benefit of the Holders of the Notes will be distributed by the Collateral Agent in accordance with the provisions of this Indenture.

Section 10.02.      Recording and Opinions.

         (a) The Company and the Guarantors shall cause the applicable Collateral Documents including the Deed of Trust and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Liens securing the Obligations under the Notes and the Subsidiary Guarantees pursuant to the Collateral Documents and to effectuate and preserve the security of the Holders of Notes and all rights of the Trustee.

         (b) The Company, the Guarantors and any other obligor shall furnish to the Trustee:

               (i) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel either (x) stating that in the opinion of such counsel, this Indenture, the Deed of Trust and other applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Collateral Documents and stating that, as to such Collateral Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to perfect the Liens intended to be created by the Collateral Documents, or (y) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

               (ii) On August 30, in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either (x) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to perfect the Liens intended to be created by the Collateral Documents or (y) stating that in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

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

Section 10.03.      Release of Collateral.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided by this Indenture. Upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and that no Default or Event of Default shall have occurred and be continuing or would occur as a result thereof, and stating whether or not such release is in connection with an Asset Sale (and at the sole cost and expense of the Company), the Collateral Agent shall release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture, or that is otherwise authorized to be released by this Indenture or the Collateral Documents; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Proceeds in accordance with Section 4.11 hereof, and the Officers' Certificate referred to above shall certify that the Net Proceeds have been or will be so applied; and provided further, that in no event shall the Riviera Property (except for the Six Acre Tracts) be sold or released from such Lien. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

         (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of this Indenture or the Collateral Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.03.

         (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have received a notice of acceleration, no release of Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of Notes.

         (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Collateral Documents. To the extent applicable, the Company shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 10.04.      Certificates of the Company.

         The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Documents, an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect specified in Section 12.04 hereof. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

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

Section 10.05.             Certificates of the Trustee.

         In the event that the Company wishes to release Collateral in accordance with this Indenture or the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections
10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04, shall deliver a certificate to the Company setting forth such determination.

Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

         Subject to the provisions of Sections 7.01 and 7.02 hereof, and only upon any requisite approval of all Gaming Authorities, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and Guarantors hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

         Subject to certain gaming and bankruptcy laws, upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least 15 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 10.07. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

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Section 10.08.      Termination of Security Interest.

         Upon the payment in full of all Obligations of the Company and Guarantors under this Indenture, the Notes and Subsidiary Guarantees, or upon Legal Defeasance or Covenant Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Company stating that such Obligations have been paid in full (except as otherwise provided in Article 8), and shall execute all terminations and other documents, and take all actions, necessary to release the Liens pursuant to this Indenture and the Collateral Documents.

Section. 10.09.          Cooperation of Trustee.

         In the event the Company or any Guarantor is required to pledge or grant a security interest in additional Collateral, the Trustee shall cooperate with the Company or such Guarantor in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted, pledged or granted. To the extent practicable, the terms of any security agreement, deed of trust or other instrument or document necessitated by any such substitution, pledge or grant shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Company or any Guarantor engages in any transaction pursuant to Section 10.03 hereof, the Trustee shall cooperate with the Company or such Guarantor in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Collateral in a prompt and reasonable manner.

Section. 10.10.          Collateral Agent.

         The Collateral Agent initially shall be the Trustee. The Trustee may, from time to time, appoint one or more additional or substitute Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or that are specified in any Collateral Documents, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the ratable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent.

                                   ARTICLE 11
                              SUBSIDIARY GUARANTEES

Section 11.01.      Subsidiary Guarantees.

         (a) Each of the Guarantors, jointly and severally, hereby unconditionally guarantees, on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium, if any, and Liquidated Damages, if any and interest on the Notes shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium and Liquidated Damages, if any, and (to the extent permitted by law) interest, if any, of the Notes and all other Obligations of the Company to the Holders or the Trustee under this Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and
(ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they shall be paid in full when due or

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

performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other Obligation of the Company to the Holders, for whatever reason, each Guarantor shall be jointly and severally obligated to pay, or to perform or to cause the performance of, the same immediately, whether or not such failure to pay or perform has become an Event of Default that could cause acceleration pursuant to Section 6.02 hereof. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

         (b) Each Guarantor hereby agrees that its Obligations with regard to each Subsidiary Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provision hereof or thereof, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor except for payment in full of the Obligations. Each Guarantor, to the extent permitted by law, hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
(i) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any Obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iv) diligence, presentment, demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or Obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or Obligations hereby guaranteed;
(v) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (vi) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vii) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; (viii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law; or (ix) the provisions of Nevada Revised Statutes 40.430 or similar laws of Nevada or other states limiting a debtor or lien holder to one form of action for the recovery of debt or enforcement of a right. Each Guarantor hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture or as otherwise expressly provided herein.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the applicable Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to

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the Holders in respect of any  Obligations  guaranteed  hereby until  payment in full of all Obligations guaranteed hereby.

         (d) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the Obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of those Obligations as provided in Section 6.02 hereof, those Obligations shall forthwith become due and payable by such Guarantor for the purpose of this Subsidiary Guarantee.

Section 11.02.      Execution and Delivery of Subsidiary Guarantees.

         To  evidence  the  Subsidiary  Guarantees  set forth in  Section  11.01 hereof, each of the Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of each of the Guarantors. Notwithstanding the foregoing, in the event additional Subsidiary Guarantees are created pursuant to Section 4.18 hereof, any Notes issued prior to the existence of any such additional Subsidiary Guarantees need not be reissued by the Company to include the names of such additional Guarantors.

         Each of the Guarantors agree that the Subsidiary Guarantees set forth in Section 11.01 hereof shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

         If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 11.03.      Limitation of Guarantors' Liability.

         Each Guarantor, and by its acceptance hereof, each Holder, hereby confirms that it is its intention that the Subsidiary Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any of the Subsidiary Guarantees. To effectuate the foregoing intention, each such Holder hereby irrevocably agrees that the obligation of such Guarantor under its Subsidiary Guarantee under this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Subsidiary Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon any Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

Section 11.04.      Merger or Consolidation of Guarantors.

         No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor (other than any other Guarantor or the Company) unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor, any other Guarantor or the Company) assumes all the Obligations of such Guarantor pursuant to a supplemental indenture and appropriate Collateral Documents in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Collateral Documents;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction but without giving effect to purchase accounting adjustments), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10 hereof, and (v) such transaction would not result in the loss or suspension or material impairment of any Gaming License (unless a replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment).

Section 11.05.      Releases of Subsidiary Guarantees.

         In the event of a sale or other disposition of all of the assets of any Guarantor (other than ROC), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than ROC), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any Obligations under its Subsidiary Guarantee and any Liens in favor of the Collateral Agent upon the Collateral owned by such Guarantor will be released; provided that (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture. Additionally, in the event that a Guarantor that is a Restricted Subsidiary is properly designated as an Unrestricted Subsidiary in accordance with this Indenture, then such Guarantor will be released and relieved of any Obligations under its Subsidiary Guarantee, and any Liens in favor of the Collateral Agent upon the Collateral owned by such Guarantor will be released. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition or designation of an Unrestricted Subsidiary was made by the Company in accordance with all applicable provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its Obligations under its Subsidiary Guarantee. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium and Liquidated Damages, if any, and interest on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 11. Nothing herein shall relieve the Company from its Obligations to apply the proceeds of an Asset Sale as provided in Section 4.11 hereof.

Section 11.06.      "Trustee" To Include Paying Agent.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

                                   ARTICLE 12
                                 MISCELLANEOUS

Section 12.01.      Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 12.02.      Notices.

         Any notice or communication by the Company, Guarantors or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company or the Guarantors:

                  Riviera Holdings Corporation
                  2901 Las Vegas Boulevard South
                  Las Vegas, Nevada  89109
                  Telecopier No.:  (702) 794-9277
                  Attention:  Chief Executive Officer

         With a copy to:

                  Dechert Price & Rhoads
                  30 Rockefeller Plaza
                  New York, NY  10112
                  Telecopier No.:  (212) 698-3599
                  Attention:  Fredric J. Klink

         If to the Trustee:

                  Norwest Bank Minnesota, N.A.
                  Corporate Trust Department
                  6th and Marquette
                  Minneapolis, MN  55479
                  Telecopier No.:  (612) 667-9825
                  Attention:  Raymond S. Haverstock

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a)  an  Officers'   Certificate  in  form  and  substance   reasonably
satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, and all other applicable legal requirements, including, without limitation, all requirements of the TIA and the rules thereunder, have been satisfied.

Section 12.05.      Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief  statement as to the nature and scope of the examination or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.      Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, Subsidiary or an Affiliate thereof, as such, shall have any liability for any Obligations of the Company or Guarantors under the Notes, the Subsidiary Guarantees, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS REQUIRING THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 12.09.      No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

         All agreements of the Company and the Guarantors in this Indenture, the Notes and the Subsidiary Guarantees, as applicable, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.             Severability.

         In case any provision in this Indenture, in the Notes or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.      Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.      Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 13.13.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03.

         (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Company's Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA ss. 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.05 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 12.14.      Legal Holidays.

         If any date specified in this Indenture, the Notes, Subsidiary Guarantees or the Collateral Documents for the occurrence of any event
(including the giving of notice and the making of a payment) shall not be a Business Day, then such event shall occur on the next succeeding date that is a Business Day with the same force and effect as if such event had occurred on the date originally specified and, if such event is a payment day in respect of the Notes, no interest shall accrue for the intervening period.

Section 12.15.      Qualification of Indenture.

         The Company shall qualify this Indenture under the TIA and shall pay all costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request.

Section 12.16.      Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                               [Signatures on following page]

                                   SIGNATURES



     Dated as of August __, 1997             RIVIERA HOLDINGS CORPORATION

                                             By: _______________________________
                                             Name:    William L. Westerman
                                             Title:   Chief Executive Officer



     Dated as of August __, 1997             RIVIERA OPERATING CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:



     Dated as of August __, 1997             RIVIERA GAMING MANAGEMENT, INC.

                                             By: _______________________________
                                             Name:
                                             Title:



     Dated as of August __, 1997             RIVIERA GAMING MANAGEMENT -
                                               ELSINORE, INC.

                                             By: _______________________________
                                             Name:
                                             Title:



     Dated as of August __, 1997             RIVIERA GAMING MANAGEMENT
                                               OF COLORADO, INC.

                                             By: _______________________________
                                             Name:
                                             Title:

     Dated as of August __, 1997             NORWEST BANK MINNESOTA, NATIONAL
                                               ASSOCIATION

                                             By: _______________________________
                                             Name:
                                             Title:

================================================================================

                                   EXHIBIT A
                                 (Face of Note)

                       10% First Mortgage Notes due 2004





                  No.                                   $__________

                          RIVIERA HOLDINGS CORPORATION

                  promises to pay to

                  or registered assigns,

                  the principal sum of

                  Dollars on August 15, 2004.

                  Interest Payment Dates: February 15, and August 15

                  Record Dates: February 1, and August 1



                                                 Dated: August __, 1997

                                                 RIVIERA HOLDINGS CORPORATION

                                                 By: ___________________________
                                                 Name:
                                                 Title:



     This is one of the [Global]
     Notes referred to in the
     within-mentioned Indenture:


         NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Trustee

         By:__________________________________


================================================================================

                                 (Back of Note)

                       10% First Mortgage Notes due 2004

         [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

               [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL
               CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
               ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT


------------------------

1  This paragraph should be included only if the Note is issued in global form.

               THE  TRANSFER  IS BEING MADE IN  RELIANCE ON RULE 144A,
               (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) UNDER THE
               SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE
               TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]2



         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Riviera Holdings Corporation, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10% per annum from August 13, 1997 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Notes will mature on August 15, 2004. The Company will pay interest and Liquidated Damages semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), commencing on February 15, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to Holders of record at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and


------------------------
2 This paragraph should be included only if the Note is a Transfer Restricted Security.

Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of the Notes, provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium and Liquidated Damages, if any, and interest on, all Notes, the Holders of which shall have provided wire transfer instructions to the Company. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE AND COLLATERAL DOCUMENTS. The Company issued the Notes under an Indenture dated as of August 13, 1997 ("Indenture") between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are secured obligations of the Company limited to $175.0 million in aggregate principal amount. The Notes are secured pursuant to the Collateral Documents referred to in the Indenture by a first lien on the Collateral owned by the Company or any Guarantor, respectively, whether now owned or hereafter acquired, subject to Permitted Liens.

         5.  OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) or (d) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to August 15, 2001. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

                  Year                                    Percentage

                  2001........................             105.000%

                  2002........................             102.500%

                  2003 and thereafter.........             100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, during the period commencing upon issuance of the Notes and ending on August 15, 2000, the Company may redeem up to one-third of the principal amount of Notes at a redemption price of 110.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date with the net cash proceeds of an offering of common stock of the Company; provided that at least $116.7 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided further that the call for such redemption shall occur within 30 days of the date of the closing of such offering.

         (c) Any redemption pursuant to subparagraph (a) or (b) of this Paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through
3.06 of the Indenture.

         (d) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable Gaming Law in order to maintain any or obtain any applied-for Gaming License or franchise of the Company or any of its Subsidiaries under any applicable Gaming Law, and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority or Gaming Law) or if such Holder or beneficial owner is not so licensed, qualified or found suitable by such Gaming Authority (a "Disqualified Holder"), the Company shall have the right, at its option, (i) to require such Disqualified Holder or beneficial owner to dispose of such Disqualified Holder's or beneficial owner's Notes within 30 days of notice of such finding by the applicable Gaming Authority that such Disqualified Holder or beneficial owner will not be licensed, qualified or found suitable as directed by such Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority or Gaming Law) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of 100% of the principal amount thereof or the price at which the Holder or beneficial owner acquired such Notes together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. Immediately upon a determination of unsuitability, the Disqualified Holder shall have no further rights whatsoever with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes. The Company is not required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of such application including investigatory costs. Such expenses will, therefore, be the obligation of such Holder or beneficial owner. Any redemption pursuant to this subparagraph
(d) of this  Paragraph 5 shall be made  pursuant to the  provisions  of Sections
3.01 through 3.06 of the Indenture (except to the extent otherwise required by a Gaming Authority or Gaming Law).

         6.  MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7.  REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture. The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Sections 3.10 and 4.16 of the Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (b) If the Company or a Subsidiary consummates any Asset Sales, within fifteen days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Sections 3.10 and 4.11 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's Obligations to Holders of the Notes in case of a merger, consolidation, or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to release Collateral that is permitted to be released under the Indenture, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Sections 4.16 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture, the Notes or the Collateral Documents; (v) default under certain other agreements relating to Indebtedness of the Company, which default (a) is caused by failure to pay principal of, premium, or interest on such Indebtedness prior to the applicable grace period or (b) results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) the Company or any Guarantor repudiates its respective Obligations under its Subsidiary Guarantee any of the Collateral Documents; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (ix) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect and (x) any Gaming License of the Company or any Restricted Subsidiary is revoked, terminated or suspended, resulting in the cessation of operation for a period of more than 90 days of the casino business owned or operated by the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on any Note) if a committee of the Trustee's Responsible Officers in good faith determines that withholding the notice is in the Holders' interest. The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14.  NO  RECOURSE  AGAINST  OTHERS.  A  director,   officer,  employee,
incorporator or stockholder of the Company, Subsidiary or Affiliate, as such, shall not have any liability for any Obligations of the Company or Guarantors under the Notes, the Subsidiary Guarantees, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of August __, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Riviera Holdings Corporation
         2901 Las Vegas Boulevard South
         Las Vegas, NV 89109
         Attention:  Chief Executive Officer

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

         and irrevocably appoint________________________________________________
         to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: _____________________

                               Your Signature:___________________________
                                       (Sign  exactly  as your name  appears on
                                        the face of the Note)

         Signature Guarantee.

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.16 of the Indenture, check the box below:

     [GRAPHIC OMITTED]  Section 4.11      [GRAPHIC OMITTED]  Section 4.16

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $___________

     Date: _____________________

                               Your Signature:__________________________________
                                              (Sign exactly as your name appears
                                                  on the face of the Note)

                               Tax Identification No.:

         (Signature Guarantee)

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE3

     The following exchanges of a part of this Global Note for Definitive Notes have been made:



                                                                 Principal Amount of this        Signature of
                  Amount of decrease in  Amount of increase in        Global Note            authorized officer of
                   Principal Amount of    Principal Amount of    following such decrease        Trustee or Note
Date of Exchange    this Global Note       this Global Note          (or increase)                 Custodian
----------------  ---------------------  ---------------------   ------------------------    ---------------------







------------------------
3  This should only be included if the Note is issued in global form.


================================================================================

                                   EXHIBIT B

                             SUBSIDIARY GUARANTEES

         Riviera Operating Corporation, a Nevada corporation, Riviera Gaming Management, Inc., a Nevada Corporation, Riviera Gaming Management - Elsinore, Inc., a Nevada corporation, and Riviera Gaming Management of Colorado, Inc., a Colorado corporation (each a "Guarantor" and, together with any successor or additional Guarantor under the Indenture (the "Indenture") referred to in the Note upon which this notation is endorsed, the "Guarantors"), have jointly and severally and unconditionally guaranteed the Obligations of the Company under the Notes and the Indenture, on a senior secured basis (each such guarantee being a "Subsidiary Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee, or its successors or assigns, irrespective of the validity or enforceability of the Indenture, the Notes or the Obligations of the Company under the Indenture or the Notes, that: (i) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes shall be paid in full when due, whether at the maturity or interest payment or redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium and Liquidated Damages, if any, and (to the extent permitted by law) interest, if any, on the Notes and all other Obligations of the Company to the Holders of the Notes or the Trustee under the Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other Obligation of the Company to the Holders, for whatever reason, each Guarantor shall be jointly and severally obligated to pay, or to perform or to cause the performance of, the same immediately, whether or not such failure to pay has become an Event of Default that could cause acceleration pursuant to
Section 6.02 of the Indenture. An Event of Default under the Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. Each Guarantor agrees that this is a guarantee of payment not a guarantee of collection. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated, and the Obligations of the Guarantors pursuant to the Subsidiary Guarantees are subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof.

         Each  Guarantor,  to the extent  permitted  by law,  hereby  waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any Obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iv) diligence, presentment, demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or Obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or Obligations hereby guaranteed; (v) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement;
(vi) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vii) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; (viii) any defense based on any borrowing or grant of a security interest under Section 364 of the

Bankruptcy Law or (ix) the provisions of Nevada Revised Statutes 40.430 or similar laws of Nevada or other states limiting a debtor or lien holder to one form of action for the recovery of debt or enforcement of a right. Each Guarantor hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture or as otherwise expressly provided herein.

         Pursuant to Section 11.03 of the Indenture, the Obligation of each Guarantor under its Guarantee is limited to the maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor that are relevant for purposes of fraudulent transfer or conveyance under the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under Article 11 of the Indenture, result in the Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance, all subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof.

         As set forth in the Indenture, the Obligation of each Guarantor under its Subsidiary Guarantee may be released under certain circumstances, including the sale of all or substantially all of the assets of a Guarantor or such Guarantor becoming an Unrestricted Subsidiary of the Company, all subject to the terms of the Indenture, to which reference is hereby made for the precise terms thereof.

         The Subsidiary Guarantees shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms of the Indenture.

         The Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note on which the Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         By each of the following, and any other Guarantor as may be added or substituted from time to time, as Guarantors:

         Dated as of August __, 1997         RIVIERA OPERATING CORPORATION

                                             By: _______________________________
                                             Name:
                                             Title:



         Dated as of August __, 1997         RIVIERA GAMING MANAGEMENT, INC.

                                             By: _______________________________
                                             Name:
                                             Title:



         Dated as of August __, 1997         RIVIERA GAMING MANAGEMENT -
                                               ELSINORE, INC.

                                             By: _______________________________
                                             Name:
                                             Title:



         Dated as of August __, 1997         RIVIERA GAMING MANAGEMENT
                                               OF COLORADO, INC.

                                             By: _______________________________
                                             Name:
                                             Title:

================================================================================

                                   EXHIBIT C

     CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER OF NOTES

         Re: ___% First Mortgage Notes due 2004 of Riviera Holdings Corporation.

         This Certificate  relates to $_____ principal amount of Notes held in *
* ________  book-entry  or  *_______  definitive  form  by  ________________
(the "Transferor").

         The Transferor*:

         [GRAPHIC OMITTED] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         [GRAPHIC OMITTED] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

         [GRAPHIC OMITTED] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

         [GRAPHIC OMITTED] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of
Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or
Section 2.06(d)(i)(B) of the Indenture.)









---------------
*Check applicable box.

         [GRAPHIC OMITTED] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

         [GRAPHIC OMITTED] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel (as defined in the Indenture) to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).




                                                  ------------------------------
                                                  [INSERT NAME OF TRANSFEROR]


                                                  By:___________________________

Date:______________________________




























---------------
*Check applicable box.